EXHIBIT 10.3

STATEMENT REGARDING EXTENSION OF COLLABORATIVE RESEARCH AND LICENSE AGREEMENT DATED OCTOBER 26, 2004 BETWEEN SENOMYX, INC. AND NESTEC, LTD.

At a steering committee meeting on April 12, 2007, the Company and Nestlé agreed to amend the agreement regarding the discovery and commercialization of novel flavor ingredients in the coffee and coffee whitener fields to extend the dates provided in Appendix A to April 25, 2011 (end date for Collaborative Period) and April 26, 2008 (Go/No-Go Decision Date).